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                                                                    Exhibit 23.1


                      Consent of Independent Accountants


   We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574, 333-12789 and 333-24581); Form S-3
(333-10383 and 333-14025); Form S-4 (333-13133); and Post-Effective Amendment
No. 1 to Form S-4 on Form S-8 (333-36463) of our report dated June 24, 1998 with respect to the financial statements of U.S. Office Products Company for the year ended April 25, 1998, which report appears in this Annual Report on Form 10-K of U.S. Office Products Company.


/s/ PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
July 20, 1998